UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXP WORLD HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

The following information is being filed to amend and supplement the definitive proxy statement filed on Schedule 14A on April 7, 2021. We have revised the Beneficial Ownership table to include a stockholder inadvertently omitted from the original filing. The revised table is set forth below.

Beneficial Ownership of Common Stock

The following table provides certain information regarding the ownership of our common stock, as of February 16, 2021 by each person known to us to own more than 5% of our outstanding common stock; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by April 17, 2021 (sixty days after February 16, 2021) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o eXp World Holdings, Inc. at 2219 Rimland Drive, Suite 301, Bellingham, WA 98226.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)		Percentage of Class(3)
	More than 5% stockholders:
Common Stock	Penny Sanford	29,531,640	(4)	20.45%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,189,964	(5)	5.67%
	Directors and named executive officers:
Common Stock	Glenn Sanford	44,620,916	(4) (6)	30.15%
Common Stock	Eugene Frederick	4,734,118	(4)	3.28%
Common Stock	Jason Gesing	2,878,636	(4) (7)	1.99%
Common Stock	Randall Miles	613,954	(8)	*
Common Stock	Jeff Whiteside	198,066	(9)	*
Common Stock	Dan Cahir	167,038	(10)	*
Common Stock	Darren Jacklin	142,560	(11)	*
Common Stock	Michael Valdes	25,000	(12)	*
Common Stock	Courtney Chakarun	12,500	(13)	*
Common Stock	Stacey Onnen	12,498	(14)	*
Common Stock	Felicia Gentry	6,300	(15)	*
Common Stock	All executive officers and directors as a group (14 persons)	53,654,650		35.90%

* - Less than one percent.

(1)	Share amounts have been adjusted for the impact of the Stock Split for all periods presented.
(2)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)	Percentage of ownership is based on 144,377,201 shares of our common stock issued and outstanding as of February 16, 2021. Common stock subject to options or warrants exercisable within 60 days of February 16, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(4)	On March 8, 2021, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick (collectively, the “Group Members”) filed a Schedule 13D/A with the SEC (the “Schedule 13D/A”) indicating that they had entered into an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. By virtue of the relationship described in the Schedule 13D/A, the Group Members may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Act. As a member of a group, each Group Member may be deemed to share voting and dispositive power with respect to, and therefore beneficially own, the securities of the Company beneficially owned by the Group Members as a whole. As of February 16, 2021, the Group Members are collectively the beneficial owners of 81,765,310 shares of our common stock. Such shares of common stock represent beneficial ownership of 55.87% of outstanding shares of common stock.
(5)	The Vanguard Group reports shared voting and dispositive power of 140,248 shares of our common stock and sole voting and dispositive power of 4,013,839 shares of our common stock as of December 31, 2020. This information is based on the Schedule 13G filed with the SEC on February 8, 2021.

(6)	Includes 40,998,028 shares of our common stock and 3,622,888 shares of our common stock exercisable within 60 days of February 16, 2021.

(7)	Includes of 2,276,136 shares of our common stock and stock options to acquire 602,500 shares of our common stock exercisable within 60 days of February 16, 2021.
(8)	Includes 270,080 shares of our common stock and stock options to acquire 343,874 shares of our common stock exercisable within 60 days of February 16, 2021.
(9)	Includes 150 shares of our common stock and stock options to acquire 197,916 shares of our common stock only exercisable within 60 days of February 16, 2021.
(10)	Includes 11,482 shares of our common stock and stock options to acquire 155,556 shares of our common stock exercisable within 60 days of February 16, 2021.
(11)	Includes 140,008 shares of our common stock and stock options to acquire 2,552 shares of our common stock exercisable within 60 days of February 16, 2021.
(12)	Includes stock options to acquire 25,000 shares of our common stock exercisable within 60 days of February 16, 2021.
(13)	Includes stock options to acquire 12,500 shares of our common stock exercisable within 60 days of February 16, 2021.
(14)	Includes stock options to acquire 12,498 shares of common stock exercisable within 60 days of February 16, 2021.
(15)	Includes 2,186 shares of our common stock and stock options to acquire 4,114 shares of our common stock exercisable within 60 days of February 16, 2021. Ms. Gentry’s term as a director began May 28, 2020.